Exhibit 10.10(B)
AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) is dated as of April 27, 2023, and amends the Executive Employment Agreement, dated as of July 15, 2020, between Accel Entertainment, Inc., a Delaware corporation (the “Company”), and Andrew Rubenstein (“Executive” and, together with the Company, the “Parties” and each, a “Party”).
WHEREAS, the Parties have entered into the Executive Employment Agreement dated as of July 15, 2020 (the “Existing Agreement”).
WHEREAS, the Parties desire to amend the Existing Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the Existing Agreement.
2.Annual Salary. As of the Amendment Effective Date (as defined below), Executive’s annual base salary shall be $925,000 per annum.
3.Personal Vehicle. Pursuant to Section 3.3 of the Existing Agreement, the amount for which the Company shall reimburse the Executive for the use of his own vehicle is hereby increased to $1,250 per month.
4.Non-Competition. The first paragraph of Section 6.2 of the Existing Agreement is hereby removed in its entirety and replaced with the following:
“6.2 Non-Competition. During the term of Executive’s employment by the Company and for a period of three years following Executive’s termination of service for any reason, Executive will not, in any Restrictive Territory, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever, other than with the Company’s prior written consent, engage in, become financially interested in, be employed by or have any business connection with any other Person known by Executive to (i) engage in the business of distributed gaming or (2) compete directly with the Company in any line of business (other than distributed gaming) that the Company engaged in (or planned to be engaged in) at the time of such termination; provided, however, that Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any such corporation do not in the aggregate constitute more than 1% of the voting stock of such corporation.”
5.Long-Term Incentive Compensation. On or as soon as practicable following the Amendment Effective Date and subject to the approval of the Board or the compensation committee thereof, the Company will grant Executive a performance-based restricted stock unit (the “PSU”) representing the opportunity to receive 520,247 shares of the Company’s common stock, pursuant to the terms of the Company’s Long-Term Incentive Plan and a performance-

Exhibit 10.10(B)
based restricted stock unit agreement governing the PSU. The PSU will be subject to a three-year service-based vesting period and stock-price performance goals, pursuant to the terms discussed by the Executive and the Chairman of the Board.
6.Term. The term of the Existing Agreement (as amended hereby) shall end on the third anniversary of the Agreement Effective Date; provided that such term shall earlier terminate upon a termination of Executive’s employment as set forth in Section 4.1 of the Existing Agreement. Executive acknowledges and agrees that there is no assurance that the Existing Agreement (as amended hereby) will be renewed or extended beyond the third anniversary of the Agreement Effective Date, and neither Executive nor the Company has any obligation to renew or extend the Existing Agreement (as amended hereby) or any right to require any such renewal or extension, and a failure to renew or extend the Existing Agreement (as amended hereby) shall not entitle Executive or the Company to any additional compensation.
7.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Agreement Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Agreement Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
8.Miscellaneous.
a.This Amendment is governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of laws provisions of such State.
b.This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
c.The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
d.This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
e.This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

Exhibit 10.10(B)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.
ACCEL ENTERTAINMENT, INC.

By: /s/ /Eden Godsoe
Name: Eden Godsoe
Title: Chair of the Compensation Committee
ACCEPTED AND AGREED:

/s/ Andrew H. Rubenstein
Andrew H. Rubenstein